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                                                                     EXHIBIT 3.1

                             AMENDED AND RESTATED
                         CERTIFICATE OF INCORPORATION
                                      of
                         UNITED PANAM FINANCIAL CORP.,
                            a Delaware corporation


     FIRST: NAME: The name of the corporation is United PanAm Financial Corp. (the "Corporation").

     SECOND: REGISTERED OFFICE AND REGISTERED AGENT. The address of the registered office of the Corporation in the State of Delaware is 15 East North Street, in the City of Dover, County of Kent, 19901. The name of its registered agent at such address is AmeriSearch Corporate Services, Inc.

     THIRD: PURPOSE. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may now or hereafter be organized under the Delaware General Corporation Law.

     FOURTH: CAPITAL STOCK. The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 22,000,000, consisting of 20,000,000 shares of common stock, $0.01 par value per share (the "Common Stock"), and 2,000,000 shares of preferred stock, $0.01 par value per share (the "Preferred Stock"). Upon the amendment and restatement of this Certificate of Incorporation to read as herein set forth, each outstanding share of Common Stock is split up and converted into one thousand eight hundred seventy-five (1875) shares.

     A description of the different classes and series (if any) of the Corporation's capital stock and a statement of the designations, and the relative rights, preferences, and limitations of the shares of each class of and series (if any) of stock are as follows:

     A. COMMON STOCK. Except as provided in this Article Fourth (or in any resolution or resolutions adopted by the Board of Directors pursuant hereto), the exclusive voting power shall be vested in the Common Stock, the holders thereof being entitled to one vote for each share of such Common Stock standing in the holder's name on the books of the Corporation. Subject to any rights and preferences of any class or series of stock having preference over the Common Stock with respect to dividends or upon liquidation, holders of Common Stock shall be entitled to such dividends as may be declared by the Board of Directors out of funds lawfully available therefor, which funds shall include, without limitation, the Corporation's capital surplus. Upon any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, holders of Common Stock shall be entitled to receive pro rata the remaining assets of the Corporation after the holders of any class or series of stock having preference over the Common Stock have been paid in full any sums to which they may be entitled. Holders of Common Stock shall not be entitled to preemptive
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rights with respect to any shares of Common Stock, Preferred Stock or any other securities, debt or otherwise, issued by the Corporation.

     B. PREFERRED STOCK. The Board of Directors is hereby expressly authorized, by resolution or resolutions to provide, out of the unissued shares of Preferred Stock, for series of Preferred Stock. Before any shares of any such series are issued, the Board of Directors shall fix, and hereby is expressly empowered to fix, by resolution or resolutions, the following provisions of the shares thereof:

          (i) the designations of such series, the number of shares to constitute such series and the stated value thereof if different from the par value thereof;

          (ii) whether the shares of such series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights, which may be general or limited;

          (iii) the dividends, if any, payable on such series, whether any such dividends shall be cumulative, and, if so, from what dates, the payment date or dates for dividends on shares of the series, and the participating or other special rights, if any, with respect to dividends;

          (iv) whether the shares of such series shall be subject to redemption by the Corporation, and, if so, the times, prices and other conditions of such redemption;

          (v) the amount or amounts payable upon shares of such series upon, and the rights of the holders of such series in, the voluntary or involuntary liquidation, dissolution or winding up, or upon any distribution of the assets, of the Corporation;

          (vi) whether the shares of such series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or other corporate purposes and the terms and provisions relative to the operation thereof;

          (vii) whether the shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or any other series of this class or any other securities, and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchange;

          (viii) the limitations and restrictions, if any, to be effective while any shares of such series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Corporation of, the Common Stock or shares of stock of any other class or any other series of this class;

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          (ix)   the conditions or restrictions, if any, upon the creation of indebtedness of the Corporation or upon the issue of any additional stock, including additional shares of such series or of any other series of this class or of any other class; and

          (x) any other powers, preferences and relative, participating, optional and other special rights, and any qualifications, limitations and restrictions thereof.

     The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. All shares of any one series of Preferred Stock shall be identical in all respects with all other shares of such series, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall accrue or be cumulative.

     FIFTH: DIRECTORS. The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors. Except as otherwise fixed pursuant to the provisions of Article Fourth hereof relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional directors, the number of directors shall be determined as stated in the Corporation's Bylaws, as may be amended from time to time.

     SIXTH: AUTHORITY OF THE BOARD. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

                 (a) from time to time to set apart out of any funds or assets of the Corporation available for dividends an amount or amounts to be reserved as working capital or for any other lawful purpose and to abolish any reserve so created and to determine whether any, and, if any, what part, of the surplus of the Corporation or its net profits applicable to dividends shall be declared in dividends and paid to its stockholders, and all rights of the holders of stock of the Corporation in respect of dividends shall be subject to the power of the Board of Directors so to do;

                 (b) subject to the laws of the State of Delaware, from time to time to sell, lease or otherwise dispose of any part or parts of the properties of the Corporation and to cease to conduct the business connected therewith or again to resume the same, as it may deem best; and

                 (c) in addition to the powers and authorities hereinbefore and by the laws of the State of Delaware conferred upon the Board of Directors, to execute all such powers and to do all acts and things as may be exercised or done by the Corporation; subject, nevertheless, to the express provisions of said laws, of this Certificate of Incorporation and the Corporation's Bylaws.

     SEVENTH: AMENDMENT OF BYLAWS. Except as otherwise may be provided by the terms of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, the Bylaws of the Corporation may be adopted, repealed, rescinded, altered or amended

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only by the affirmative vote of sixty percent (60%) or more of the entire Board of Directors or the affirmative vote of the holders of seventy-five percent (75%) or more of the outstanding shares of stock of the Corporation entitled to vote thereon.

     EIGHTH: ELECTION OF DIRECTORS AND TERM OF OFFICE. Except as otherwise provided by the terms of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, each director shall serve until his or her successor is elected and qualified or until his or her earlier death, resignation, retirement, disqualification or removal from office in the manner provided for in Article Tenth hereof, and no decrease in the authorized number of directors shall shorten the term of any incumbent director. The Board of Directors shall be divided into three classes as nearly equal in number as possible, with one class to be elected annually. The terms of office of the initial directors shall be as follows: the directors first appointed to Class I of the Board of Directors shall serve for a term ending upon the election of directors at the annual meeting of stockholders next following the end of the calendar year 1997; the directors first appointed to Class II of the Board of Directors shall serve for a term ending upon the election of directors at the annual meeting of stockholders next following the end of the calendar year 1998; and the directors first appointed to Class III of the Board of Directors shall serve for a term ending upon the election of directors at the annual meeting of stockholders next following the end of the calendar year 1999. At each annual meeting of stockholders, directors elected to succeed those whose terms are expiring shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders and when their respective successors are elected and qualified. Stockholders of the Corporation shall not be entitled to cumulate their votes for election of directors.

     NINTH: BOARD VACANCIES. Except as otherwise provided by the terms of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, any vacancies on the Board of Directors resulting from death, resignation, retirement, disqualification or removal from office shall be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors, or by the sole remaining director, or, in the event of the failure of the directors or the sole remaining director so to act, by the stockholders at the next election of directors. Newly created directorships resulting from any increase in the number of directors shall be filled by the affirmative vote of a majority of the directors then in office. Any director elected in accordance with this Article Ninth shall hold office for a term expiring at the annual meeting of stockholders at which the term of the class to which such director has been elected expires and until such director's successor shall have been elected and qualified or until such director's death, resignation or removal, whichever first occurs. If the number of directors is changed, any increase or decrease shall be apportioned among the three classes so as to make all classes as nearly equal in number as possible.

     TENTH: REMOVAL OF DIRECTORS. Except as otherwise provided by the terms of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, at an annual meeting of stockholders or at a special meeting of stockholders called expressly for that purpose, a director may be removed only for cause and only by a vote of the holders of a majority of the outstanding shares of stock of the Corporation then entitled to vote in an election of directors.

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Cause for removal shall be deemed to exist only if the director whose removal is proposed has been convicted of a felony by a court of competent jurisdiction or has been adjudged by a court of competent jurisdiction to be liable for gross negligence or misconduct in the performance of such director's duty to the Corporation and such adjudication is no longer subject to direct appeal.

     ELEVENTH: STOCKHOLDER ACTION. Except as may be otherwise provided by the terms of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be taken by written consent.

     TWELFTH: SPECIAL MEETINGS OF STOCKHOLDERS. Subject to the terms of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, special meetings of the stockholders of the Corporation may be called for any purpose or purposes at any time by a majority of the Board of Directors, by the Chairman of the Board, the Chief Executive Officer or the President and shall be called by the Chairman of the Board, the Chief Executive Officer or the President upon the written request of the holders of not less than twenty-five percent (25%) of the outstanding shares of stock of the Corporation entitled to vote at such meeting. A special meeting shall be held at such date and time as is requested by the person or persons calling the meeting, within the limits fixed by law.

     THIRTEENTH: INDEMNIFICATION. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability: (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders;
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the Delaware General Corporation Law, as the same exists or as hereafter may be amended; or (iv) for any transaction from which such director derived an improper personal benefit. If the Delaware General Corporation Law hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on liability provided for herein, shall be limited to the fullest extent permitted by the Delaware General Corporation Law as so amended. No amendment to or repeal of this Article Thirteenth shall apply to or have an effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

     FOURTEENTH: AMENDMENTS. The Corporation reserves the right to adopt, repeal, rescind, alter or amend in any respect any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by applicable law, and all rights conferred on stockholders herein are granted subject to this reservation. Notwithstanding the foregoing, or the terms of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation (and notwithstanding the fact that a lesser percentage may be specified by law, this Certificate of Incorporation, or the terms of any class or series of stock having a preference over the Common Stock), the provisions set forth in this Article Fourteenth and in Articles Fifth, Sixth, Seventh, Eighth,

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Eleventh, Twelfth and Thirteenth hereof may not be repealed, rescinded, altered or amended in any respect, and no other provision or provisions may be adopted which impair(s) in any respect the operation or effect of any such provision, except by the affirmative vote of the holders of not less than seventy-five percent (75%) of the outstanding shares of stock of the Corporation entitled to vote thereon.

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